UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Optex Systems Holdings, Inc.
(Name of Company as Specified in Its Charter)

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Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, TX 75081

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding common stock of Optex Systems Holdings, Inc., a Delaware corporation (the “Company,” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 228(a) of the Delaware General Corporation Law:

To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200 million to 2 billion.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.optexsys.com.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ Ronald F. Richards
Ronald F. Richards
Chairman of the Board
September 23, 2011

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, TX 75081

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND
US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders of Optex Systems Holdings, Inc. (the “Company,” “we”, “us,” or “our”) taken without a meeting of stockholders to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about September 30, 2011 to shareholders of record as of June 22, 2011.

What action was taken by written consent?

To increase our authorized shares of Common Stock from 200 million shares to 2 billion shares.

How many shares of Common Stock were outstanding on June 22, 2011?

On June 22, 2011, the date we received the consent of the holders as described in the preceding question, there were 139,444,940 shares of Common Stock outstanding.

What vote was obtained to approve the increase in authorized shares of Common Stock described in this information statement?

As further described in this Information Statement, we obtained the approval of the holders of approximately 75% of our issued and outstanding Common Stock in favor of the increase in authorized shares of Common Stock described herein. We also obtained the approval of the Board of Directors of Optex Systems.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $7,500.

APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Our Board and the holders of a majority of our outstanding shares of Common Stock approved an increase in our number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”), from 200 million to 2 billion.

We intend to raise approximately $250,000 through the sale of 25 million shares of common stock pursuant to a registration statement originally filed on April 14, 2011, and prior to this increase in the authorized shares of common stock there were an insufficient number of authorized shares available to move forward with this financing. Our Certificate of Incorporation currently provides us with the authority to issue up to 200,005,000 shares of stock, of which 200,000,000 shares are designated as common stock, par value $0.001 per share and 5,000 are designated as preferred stock, par value $0.001 per share. As of June 22, 2011 (the date our shareholders approved this increase in authorized shares), and September 16, 2011, the latest practicable date, we had 139,444,940 shares of common stock issued and outstanding, and had issued 10,725,398 vested options and warrants.

In order to accommodate the number of shares being offered in the $250,000 capital raise in a public offering pursuant to the  registration statement originally filed with the SEC on April 14, 2011, and to have an adequate number of shares available to effect future offerings and for other purposes, such as strategic acquisitions of complementary product lines or business concerns, we obtained the consent of our shareholders to increase our authorized shares of common stock from 200 million shares to 2 billion shares.

We also intend to offer our warrant holders,  for a period of 30 days following the date of effectiveness of this registration statement, the right to exercise their warrants at a reduced price of $0.01 per share, which if fully exercised would result in an additional $99,487 raised (with all warrants not so exercised reverting to their original exercise price at the end of the 30 day period).

Also, our preferred shareholders have agreed to waive our obligation to pay both existing, accrued dividends (in exchange for an increase in the per share stated value of the Series A preferred stock to $6,860.34) and future dividends on their shares of preferred stock (after the date of effectiveness of this registration statement in conjunction with the reduction in their per share conversion price to $0.01 as of the date of effectiveness in accordance with the terms of the preferred conversion feature of the Series A preferred stock). As a result of the post-offering reduction in exercise price of our warrants to $0.01 per share for 30 days and the resulting permanent decrease in the conversion price of our Series A preferred stock from $0.15 per share to $0.01 per share, the number of shares of common stock which can be received by both our warrant holders and holders of Series A preferred stock before and after giving effect to the offering set forth in this prospectus are set forth in the below table (and without taking into account the change in the stated value of the Series A preferred stock). Note that given the high level of dilution to be experienced, it is likely that this will cause a material adverse effect upon the price at which shares of our Common Stock are quoted on the OTC Bulletin Board.

Security	Pre-Offering Per Share Exercise/Conversion Price	Number of Shares	Post-Offering per Share Exercise/Conversion Price		Number of Shares	Percentage Dilution to Common Stockholders as a Result of Decrease in Exercise/Conversion Price
Warrants	$.45	8,131,667	$.01	(1)	8,131,667	0%
Series A preferred stock (2)	$.15	41,080,000	$.01		704,556,918	94.17%

(1) This $0.01 exercise price shall only be in effect for 30 days from the date of effectiveness of this registration statement.

(2) Takes into effect the stated value per share of Series A preferred stock of $6,860.34.

The board and our consenting stockholders believe it to be generally in the best interests of us and our stockholders to amend our Certificate of Incorporation, to increase the authorized number of shares of stock by 1,800,000,000, from 200,005,000 shares to 2,000,005,000 shares (the “Proposed Amendment”), all 1,800,000,000 shares of additional stock will be designated common stock. Therefore, by action of the board of directors taken on March 16, 2011, the board of directors adopted a proposed Certificate of Amendment to our certificate of incorporation, increasing the number of authorized shares of common stock from 200,000,000 shares to 2,000,000,000 shares, increasing the total number of authorized shares from 200,005,000 shares to 2,000,005,000 shares, which was approved by the stockholder holding the majority of our issued and outstanding shares on June 22, 2011.

The board of directors believes that the proposed increase in the number of authorized shares of common stock will provide us with the flexibility we need to conduct our business, as well as relieving us from the burden of accruing and eventually paying quarterly dividends to our Series A preferred stockholders. The board of directors also believes that this amendment will provide us with greater flexibility in capitalization, including potential future equity and/or convertible debt offerings (which would have a dilutive effect) and consideration for strategic acquisitions, by increasing authorized capital to allow issuance of additional shares of common stock, though except as stated above, there are no current finalized arrangements by us that would result in the issuance of the additional authorized shares, nor do we have any current plans to enter into a business combination or merger.

The additional shares of common stock for which authorization is sought will have the same terms and rights as the shares of common stock now authorized. Subject to applicable provisions of law, the proposed additional shares of common stock may be issued at such time and on such terms and conditions as the board may determine without further approval by the stockholders.

Possible Effects of Increase in Authorized Common Stock

The Board of Directors has the authority to issue the additional authorized shares of Common Stock, or any part thereof, without further action by the stockholders except as required by law or applicable requirements of self-regulatory organizations. In addition to the issuance of additional Common Stock, our Certificate of Incorporation, as amended, currently empowers the Board of Directors to authorize the issuance of one or more series of Preferred Stock without stockholder approval. The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, in that additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could discourage, delay or make more difficult a change in control or takeover of the Company, although this is not the present intent of the Board. For example, additional shares could be issued by us to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company and thereby increase the cost of acquiring a given percentage of the outstanding stock. Similarly, the issuance of additional shares to certain persons allied with our management and/or Board could have the effect of making it more difficult to remove our current management and/or directors by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this Proposal to increase the authorized number of shares of Common Stock has been prompted by business considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the amendment to the Certificate of Incorporation could facilitate future efforts by us to deter or prevent changes in control of the Company, including trans actions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, the issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value (or decrease in our net loss), an increase in the aggregate number of outstanding shares of the Common Stock caused by the issuance of additional shares would dilute the earnings per share and book value per share (or increase the loss per share) of all outstanding shares of our capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. While authorization of the additional shares will not directly dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock enabled by authorization of the additional share s could reduce the proportionate ownership of existing holders of Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On September 16, 2011, we had 139,444,940 shares of common stock, and 1,027 shares of Series A preferred stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of August 19, 2011, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table has been calculated based on Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of September 16, 2011 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Optex Systems Holdings’ corporate headquarters.

Except as otherwise set forth below, the address of each of the persons listed below is Optex Systems Holdings’ address.

Title of Class	Name of Beneficial Owner	Number of Shares	Preferred Conversion (4)	Combined Ownership	Percentage of Outstanding Shares	Preferred Conversion (10)	Combined Ownership	Percentage of Outstanding Shares

5% Holders	Arland Holdings, Ltd. (1)	11,148,935	4,619,296	15,768,231	5.69%	69,289,434	85,057,665	9.96%
	Sileas Corporation (2,3)	102,184,347	42,351,166	144,535,513	73.82%	635,267,484	737,451,831	86.36%

Directors and
Officers:	Stanley Hirschman (2)	102,184,347	42,351,166	144,535,513	73.82%	508,213,987	610,398,334	71.48%
	Danny Schoening (5)(8)	103,118,628	42,351,166	145,469,794	74.30%	508,213,987	611,332,615	71.59%
	Karen Hawkins (9)	125,000	-	125,000	0.06%	0	125,000	0.01%
	Ronald Richards	-	-	-	-	-	-	-
	Merrick Okamoto (7)	1,950,000	-	1,950,000	1.0%	-	1,950,000.00	0.23%

Directors and officers as a group (5 Individuals)		104,134,347	42,351,166	146,485,513	74.82%	635,267,484	739,401,831	86.59%

1	Represents shares held by Arland Holdings, Ltd., which is located at 551 5th Avenue, Suite 1601, New York, NY 10176. Arie Rabinowitz has voting control over the shares held by Arland Holdings, Ltd.
2
Represents shares held by Sileas of which Stanley Hirschman, a Director/Officer Optex Systems Holdings, has a controlling interest (80%); therefore, under Rule 13d-3 of the Exchange Act, Mr. Hirschman is deemed to be the beneficial owner, along with Mr. Schoening.

3
Sileas’ ownership interest in Optex Systems Holdings has been pledged to Longview as security for a loan in connection with the acquisition of Longview’s interests in Optex Delaware by Sileas. Investment decisions for Longview are made by its investment advisor, Viking Asset Management, LLC. Mr. Peter Benz is the Chairman, Chief Executive Officer and a Managing Member of Viking Asset Management and may be deemed to control its business activities, including the investment activities of Longview. Mr. Merrick Okamoto who is a director of Optex Systems Holdings is the President and a Managing Member of Viking Asset Management and may be deemed to control its business activities, including the investment activities of Longview. In the event of a default by Sileas on its debt obligation to Longview, the shares held by Sileas may be returned to Longview. Viking and Longview each may be deemed to have shared voting and dispositive authority over the shares of Optex Systems Holdings’ common stock if they are returned to Longview. In such an event, Mr. Benz and Mr. Okamoto, as control persons of Viking and/or Longview, may be deemed to beneficially own all such shares; however, they have stated that they would disclaim such beneficial ownership were this to occur.

4
Represents shares of common stock issuable upon conversion of preferred stock held by the stockholder. Sileas Corporation holds 90% or 926 of the preferred shares which are convertible into 37,040,000 common shares. Alpha Capital owns the remaining 10% or 101 preferred shares convertible into 4,040,000 common shares, representing less than 2.13% total beneficially ownership.

5
Represents 102,184,347 shares held by Sileas of which Mr. Schoening, an Officer of Optex Systems Holdings, has a controlling interest (15%); therefore, under Rule 13d-3 of the Exchange Act, Mr. Schoening is deemed to be the beneficial owner, along with Mr. Hirschman, of those shares.

6
Represents shares held by Alpha Capital Anstalt, which is located at Pradfant 7, 9490 Furstentums, Vaduz, Lichtenstein. Konrad Ackerman has voting control and investment power over the shares held by Alpha Capital Anstalt.

7
Represents 975,000 shares of Common Stock and 975,000 warrants held by Longview Fund, LP. Investment decisions for Longview are made by its investment advisor, Viking Asset Management, LLC. Mr. Merrick Okamoto who is a director of Optex Systems Holdings is the President and a Managing Member of Viking Asset Management and may be deemed to control its business activities, including the investment activities of Longview. Mr. Okamoto, as a control person of Viking and/or Longview, may be deemed to beneficially own all such shares; however, he disclaims such beneficial ownership.

8	Includes options to purchase 934,281 shares of our common stock which have vested and are currently exercisable.
9	Represents options to purchase 125,000 shares of our common stock which have vested and are currently exercisable.
10
Shows the effect as if all preferred shares were converted at the $0.01 conversion price (if the conversion price is lowered pursuant to the ratchet provision in the Series A preferred stock certificate of designation if the offering set forth in Optex Systems Holdings’ registration statement on Form S-1 originally filed with the Commission on April 14, 2011 is commenced).

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Ronald F. Richards
Ronald F. Richards
Chairman of the Board
September 23, 2011

EXHIBIT A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF OPTEX SYSTEMS
HOLDINGS, INC.

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

OF

OPTEX SYSTEMS HOLDINGS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a telephonic meeting of the Board of Directors of Optex Systems Holdings, Inc., (the “Corporation”) held on March 16, 2011, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and approving the use of a stockholder consent in lieu of a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Articles thereof numbered Fourth relating to the authorized shares of the Corporation so that, as amended, said Article shall be read as follows:

“FOURTH:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,005,000 shares of which 2,000,000,000 shares are designated as common stock, par value $.001 per share (the “Common Stock”) and 5,000 shares of which are designated as preferred stock, par value $.001 per share (the “Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent in lieu of a special meeting of the stockholders of said corporation was duly executed and delivered in accordance with section 228 of the General Corporation Law of the State of Delaware pursuant to which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the __ day of October, 2011.

/s/ Stanley A. Hirschman
Stanley A. Hirschman, President